UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2014

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Edward M. Krell as Chief Executive Officer

Destination Maternity Corporation’s (the “Company”) Board of Directors announced that Edward M. Krell has resigned as Chief Executive Officer and as a Director, effective August 10, 2014.

In connection with Mr. Krell’s departure, in recognition of his service to the Company, the Company has entered into a Separation and Release Agreement with Mr. Krell, pursuant to which Mr. Krell will receive certain payments, accelerated vesting of certain outstanding restricted stock and stock options, and other specified benefits.

The Separation and Release Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Election of Anthony M. Romano as Chief Executive Officer

The Board also announced that that Anthony Romano has been appointed to serve as the Chief Executive Officer of the Company, and as a member of the Board of Directors, effective August 10, 2014.

Prior to joining the Company, Mr. Romano, 52, has served as an independent management consultant since March 2013. From November 2013 through the present, Mr. Romano has been a member of the Board of Directors of Benco Dental Supply Company, a privately owned distributor of dental supplies, dental equipment and equipment services. Mr. Romano served as the President and Chief Executive Officer of Charming Shoppes, Inc., a women’s plus-size specialty apparel retailer, from March 2011 until March 2013, and as a Director of Charming Shoppes from March 2011 until June 2012. Charming Shoppes was a Nasdaq-traded public company until its acquisition by Ascena Retail Group, Inc. in June 2012. Mr. Romano served as Charming Shoppes’ Chief Operating Officer and acting CEO from October 2010 to March 2011, and as Charming Shoppes’ Executive Vice President – Global Sourcing and Business Transformation from February 2009 until October 2010. Prior to joining Charming Shoppes in February 2009, he served as executive vice president and chief supply chain officer for the women’s clothing retailer, Ann Taylor, Inc. (now known as ANN INC.) from May 2005 through July 2008; as executive vice president, corporate operations for Ann Taylor from March 2004 through May 2005; and as senior vice president global logistics for Ann Taylor from June 1997 through March 2004. He started his career as a certified public accountant with the predecessor firm to Ernst & Young, and is a graduate of Syracuse University. In considering Mr. Romano for Director of the Company, the Board took into account his credentials and past working with other retailers.

In connection with his appointment as Chief Executive Officer, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Romano. Under the Employment Agreement, which either Mr. Romano or the Company may terminate at any time, Mr. Romano will receive an annual base salary of $825,000. Commencing in fiscal year 2015, he will be eligible to receive an annual bonus opportunity of up to 200% of his base salary, with a target bonus opportunity of 100% and a threshold bonus opportunity of 50%. Mr. Romano’s annual bonus is based on the achievement of corporate and/or individual performance goals to be approved by the Board or its Compensation Committee under the Company’s Management Incentive Program. In addition, the Company agreed to use its reasonable best efforts to cause Mr. Romano to be reelected to the Board during his tenure as Chief Executive Officer.

In connection with Mr. Romano’s appointment as Chief Executive Officer of the Company, Mr. Romano will receive a one-time grant of time-vested restricted stock and a one-time grant of non-qualified stock options, each with a grant date fair value equal to 25% of his base salary (the “Initial Grant”). The restricted stock and stock options, which will be granted pursuant to the Company’s 2005 Equity Incentive Plan, will vest ratably in annual installments over four years, subject to accelerated vesting under certain circumstances. Commencing in fiscal year 2015 and in each subsequent year during which Mr. Romano is employed as the Chief Executive Officer, he will be eligible to receive a combination of stock options, time-vested restricted stock (or restricted stock units) and performance based restricted stock units, with an aggregate grant date fair value equal to 100% of his base salary.

Under the Employment Agreement, in the event of a termination without cause or a resignation with good reason, Mr. Romano would be entitled to receive one year of his annual salary plus the average of his annual bonus over the prior two years, payable in installments over a one-year period, and a pro rata portion of his annual bonus payable at the same time as his annual bonus would otherwise have been paid. The Initial Grant would become fully vested, and all other Company stock options, restricted stock and restricted stock units held by Mr. Romano would become vested with respect to the next vesting tranche. Any outstanding performance-based restricted stock units would be prorated (based on the portion of each applicable performance period during which Mr. Romano was employed) and would vest to the extent earned based on the actual performance of the Company through the end of each applicable performance period. In addition, Mr. Romano would receive continued coverage under the Company’s medical plan for one year. In the event of a termination without cause or a resignation with good reason within two years after a change in control of the Company, Mr. Romano would be entitled to receive two years of his annual salary payable in installments over a two-year period, the average of his annual bonus over the prior two years payable over a one-year period, and continued coverage under the Company’s medical plan for 24 months. In addition, his entitlement to a pro rata portion of his annual bonus would remain as set forth above, all outstanding and unvested Company stock options and time-vested restricted stock awards would become fully vested, and any outstanding performance-based restricted stock units would then vest at the target level and be immediately settled. All severance payments would be subject to an effective release of claims and would cease upon material violation of any confidentiality, non-compete or non-solicitation provisions, subject to a prior reasonable cure right.

Under the Employment Agreement, Mr. Romano has agreed to a non-competition and non-solicitation covenant that continues for one year following any termination of Mr. Romano’s employment with the Company (or any applicable severance payment period, if longer).

The Employment Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Amendment to Ron Masciantonio’s Compensation Arrangement

In addition, on August 10, 2014, the Board approved and Ronald J. Masciantonio, the Company’s Executive Vice President and Chief Administrative Officer, and the Company entered into an amendment (the “Amendment”) to his employment agreement, dated July 16, 2009 as amended, pursuant to which the Company has agreed to increase the amounts payable to Mr. Masciantonio in the event of a termination of his employment by the Company other than for “cause” or Mr. Masciantonio’s resignation from the Company for “good reason” by (A) increasing the amount of severance which the Company will provide Mr. Masciantonio (i) from 75% of Mr. Masciantonio’s base salary to 100% of Mr. Masciantonio’s base salary, in each case paid over nine months if he is terminated other than in connection with a change in control, and (ii) from 125% of Mr. Masciantonio’s base salary to 150% of Mr. Masciantonio’s base salary, in each case paid over fifteen months if he is terminated in connection with a change in control and (B) increasing time period during which the Company will provide Mr. Masciantonio with continued coverage under the Company’s group health plan (i) from nine months to twelve months if he is terminated other than in connection with a change in control, and (ii) from fifteen months to eighteen months if he is terminated in connection with a change in control.

The Amendment is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Release and Separation Agreement dated August 10, 2014, between the Company and Edward M. Krell.

10.2	Employment Agreement dated August 10, 2014, between the Company and Anthony M. Romano.

10.3	Amendment dated August 10, 2014, between the Company and Ronald J. Masciantonio.

99	Press Release dated August 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 11, 2014	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Release and Separation Agreement dated August 10, 2014, between the Company and Edward M. Krell.

10.2	Employment Agreement dated August 10, 2014, between the Company and Anthony M. Romano.

10.3	Amendment dated August 10, 2014, between the Company and Ronald J. Masciantonio.

99	Press Release dated August 11, 2014.

6